Exhibit (h)(12)

Form of

AMENDMENT

DATED [               ] TO

AMENDED AND RESTATED

SUB-ADMINISTRATIVE SERVICES AND

SHAREHOLDER SERVICES AGREEMENT

WHEREAS, Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of the Commonwealth of Massachusetts (“MassMutual”), and MML Investment Advisers, LLC, a Delaware limited liability company (“MML Advisers”), have entered into an Amended and Restated Sub-Administrative Services and Shareholder Services Agreement dated as of January 9, 2015 (the “Agreement”).

WHEREAS, MassMutual and MML Advisers wish to amend the Agreement as follows:

Pursuant to Section 14, the following hereby replaces, in its entirety, Appendix A:

APPENDIX A

MML Series Investment Fund

Funds without an Administrative and Shareholder Services Agreement

MML Foreign Fund
MML Income & Growth Fund
MML Small/Mid Cap Value Fund
MML Sustainable Equity Fund
MML VIP Aggressive Allocation Fund
MML VIP American Century Mid Cap Value Fund
MML VIP Balanced Allocation Fund
MML VIP Conservative Allocation Fund
MML VIP Growth Allocation Fund
MML VIP JPMorgan U.S. Research Enhanced Equity Fund
MML VIP Loomis Sayles Large Cap Growth Fund
MML VIP Moderate Allocation Fund
MML VIP T. Rowe Price Blue Chip Growth Fund
MML VIP T. Rowe Price Equity Income Fund
MML VIP T. Rowe Price Mid Cap Growth Fund
MML VIP Wellington Small Cap Growth Equity Fund

Funds with an Administrative and Shareholder Services Agreement

MML Focused Equity Fund
MML VIP American Century Small Company Value Fund
MML VIP American Funds 65/35 Allocation Fund
MML VIP American Funds 80/20 Allocation Fund
MML VIP American Funds Growth Fund
MML VIP BlackRock® Equity Index Fund
MML VIP Fidelity Institutional AM® Core Plus Bond Fund
MML VIP Invesco Global Fund
MML VIP Invesco Main Street Equity Fund
MML VIP MFS® International Equity Fund

MML Series Investment Fund II

Funds without an Administrative and Shareholder Services Agreement

MML VIP Barings Core Bond Fund
MML VIP Barings Inflation-Protected and Income Fund
MML VIP Barings U.S. Government Money Market Fund
MML VIP BlackRock® Balanced Fund
MML VIP Franklin Templeton Equity Fund
MML VIP Invesco Small Cap Equity Fund

Funds with an Administrative and Shareholder Services Agreement

MML VIP Barings Short-Duration Bond Fund
MML VIP BlackRock iShares® 60/40 Allocation Fund
MML VIP BlackRock iShares® 80/20 Allocation Fund
MML VIP Invesco Discovery Large Cap Fund
MML VIP Invesco Discovery Mid Cap Fund

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this Amendment, and that delivery of the executed Amendment or counterpart of the Amendment by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Amendment or counterpart or the Amendment.

IN WITNESS WHEREOF, this Amendment has been signed by the parties as of the date first above written.

MASSACHUSETTS MUTUAL LIFE

INSURANCE COMPANY

Douglas Steele
Head of MassMutual Investments

MML INVESTMENT ADVISERS, LLC

Douglas Steele
President